UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2010

Shiner International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33960	98-0507398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road
Haikou, Hainan Province, China 570125

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:       86-898-68581104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2010,  Shiner International, Inc. (the “Company”) held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the stockholders of the Company voted on the following proposals described in the Proxy Statement dated April 30, 2010.

The proposals voted on and approved or disapproved by the stockholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s stockholders elected five individuals to serve on the Board of Directors until the 2011 annual meeting of stockholders or until such time their successors may be elected and qualifed, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Yuet Ying	14,379,956	31,600	3,392,985
Jian Fu	14,379,956	31,600	3,392,985
Marshall Cogan	14,411,556	28,100	3,392,985
Brian G. Cunat	14,411,196	31,100	3,392,985
Arnold Staloff	14,411,196	28,100	3,392,985

Proposal No. 2.  The Company’s stockholders ratified the appointment of Goldman, Parks Kurland Mohidin LLP, of Encino, California, as the Company’s independent registered public accounting firm for the year ending December 31, 2010, as set forth below:

Votes For	Votes Against	Abstentions
17,727,401	76,790	350

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 29, 2010

SHINER INTERNATIONAL, INC.

By:	/s/ Qingtao Xing
Qingtao Xing
President & Chief Executive Officer